SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report:  January 29, 2004

Group 1 Software, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-6355	52-0852578
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4200 Parliament Place, Suite 600		20706-1844
(Address of principal executive offices)		(Zip Code)

(301) 918-0400
 (Registrant’s telephone number, including area code)

GROUP 1 SOFTWARE INC NEW - 8-K

Item 12. Disclosure of Results of Operations and Financial Condition

          The registrant’s press release dated January 28, 2004, announcing financial results for the fiscal quarter ended December 31, 2003, is attached as Exhibit 99.1.

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GROUP 1 SOFTWARE INC NEW - 8-K

EXHIBIT INDEX

Exhibit No.	Description

99.1	Group 1 Software Press Release dated January 28, 2004.

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GROUP 1 SOFTWARE INC NEW - 8-K

FOR IMMEDIATE RELEASE	January 28, 2004

Group 1 Software Reports Third Quarter Results
Revenue Including Sagent Acquisition Up 17.4% Reaching New Record of $31.3 Million

Lanham, MD — Group 1 Software (Nasdaq: GSOF) today reported results for its third fiscal quarter ended December 31, 2003.  The company reported record third quarter revenue of $31.3 million, an increase of 17.4% over the prior year’s third quarter.  Net income, including non-recurring costs associated with the acquisition of assets of Sagent Technology, was $1.0 million compared with $2.3 million reported in the prior year’s third quarter.  Fully diluted earnings per share in the third quarter were $0.06 vs. $0.16 the prior year.

Third quarter license fee revenue for the company was $14.2 million, compared with $12.5 million reported for the prior year’s third quarter.  Total revenue for the quarter for the Enterprise Solutions division (including Sagent software and services) was $24.2 million compared with $18.2 million in the prior year’s third quarter.  License fees in the Enterprise Solutions division were $11.9 million, up from $8.7 million reported the prior year.  Total revenue from DOC1 Customer Communications Management software and services was $7.2 million compared with $8.5 million in the prior year’s third quarter.  License fees in the DOC1 division were $2.3 million compared with $3.8 million reported the prior year.  Group 1’s operating income for the quarter was $1.5 million compared with $3.5 million reported in the prior year’s third quarter.  Reducing operating income for the quarter were $0.8 million in non-recurring costs related to the Sagent acquisition.

For the first nine months of the fiscal year, the company reported revenue of $80.8 million, up from $75.1 million in the same period of the prior year.  Net income for the nine months was $5.6 million compared with $5.2 million the prior year.  Fully diluted earnings per share were $0.35 vs. $0.37 the prior year.

Group 1’s cash position grew even stronger during the quarter.  Cash and short-term investments totaled $58.5 million at December 31, 2003 vs. $57.9 million at September 30, 2003, despite cash outflow for the Sagent asset acquisition totaling $1.1 million during the quarter.

“The decline in earnings during the quarter was primarily due to the initial impact of the Sagent acquisition and the continued softness in the DOC1 marketplace,” said Bob Bowen, CEO of Group 1 Software.  “With respect to Sagent, sales pipelines were weaker than originally anticipated due to the three month delay in closing the acquisition.  Nonetheless, our early experience with Sagent makes us enthusiastic about the market potential of the powerful combination of the Sagent data integration and business geographics technologies and Group 1’s core data quality and customer communications management solutions.  We see stronger pipelines across both of our operating divisions – including domestic and international opportunities for Sagent products – and we are optimistic about the current quarter.”

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GROUP 1 SOFTWARE INC NEW - 8-K

 “Our guidance for the fourth fiscal quarter ending March 31, 2004 is for revenue in the range of $34-$36 million and net earnings of $2.5-$3.5 million,” said Mark Funston, CFO of Group 1 Software.

The company will hold a conference call at 4:30 PM EST today to discuss these results. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.g1.com or by dialing 800-374-0565.

Group 1 Software (Nasdaq: GSOF) is a leading provider of solutions that help over 3,000 organizations worldwide maximize the value of their customer and other data.  Group 1 provides industry-leading technologies that allow businesses to cleanse and enrich their corporate data, generate personalized customer communications and integrate and deliver data across the enterprise. These technologies are essential components of enterprise applications including customer relationship management (CRM), enterprise resource planning (ERP) and business intelligence systems. Founded in 1982 and headquartered in Lanham, Maryland, Group 1 offers solutions utilized by leaders in the financial services, banking, GIS/mapping, retail, telecommunications, utilities, insurance and other industries. The company’s customer base includes such recognized names as Entergy, GEICO, L.L. Bean, MapQuest, QVC, Siemens, Wal-Mart and Wells Fargo.  For more information about Group 1, visit the company’s Web site at http://www.g1.com.

###

Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation reform Act of 1995.  Words like  “makes us enthusiastic”, “seem stronger”, “are optimistic”, and “guidance” are intended to identify forward-looking statements.  These forward-looking statements involve known and unknown risks and uncertainties.  Readers are cautioned not to place undue reliance of these forward-looking statements, which address the conditions and estimations as they are found on the date of this press release.  The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances that arise after the date of this press release or to reflect the occurrence of unanticipated events.  For additional information regarding these and other risks and uncertainties associated with the Company’s business, reference is made to the Company’s reports filed from time to time with the Securities and Exchange Commission.  Group 1 Software and DOC1 are registered trademarks of Group 1 Software, Inc.

Contacts

Mark Funston, CFO, Group 1 Software at 301.918.0381 or mark_funston@g1.com

David Peikin, Corporate Communications Manager, Group 1 Software at 301.918.0818 or pr@g1.com

Charles Messman, MKR Group at 626.395.9500

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GROUP 1 SOFTWARE INC NEW - 8-K

GROUP 1 SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	For the Three Month Period Ended December 31,		For the Nine Month Period Ended December 31,

	2003	2002	2003	2002

Revenue:
Software license and related revenue	$14,198	$12,525	$35,507	$33,731
Maintenance and services	17,124	14,165	45,304	41,358

Total revenue	31,322	26,690	80,811	75,089

Cost of revenue:
Software license expense	4,038	3,379	11,024	11,213
Maintenance and service expense	4,821	4,302	13,332	12,681

Total cost of revenue	8,859	7,681	24,356	23,894

Gross profit	22,463	19,009	56,455	51,195
Operating expenses:
Research and development	5,228	3,032	10,952	8,586
Sales and marketing	11,107	8,464	27,037	23,712
General and administrative	4,579	3,999	11,104	10,868

Total operating expenses	20,914	15,495	49,093	43,166

Income from operations	1,549	3,514	7,362	8,029
Non-operating income
Interest income	187	276	1,008	879
Interest expense	(6)	(97)	(31)	(289)
Other non-operating income (expense)	(141)	(31)	352	(222)

Total non-operating income	40	148	1,329	368

Income before provision for income taxes	1,589	3,662	8,691	8,397

Provision for income taxes	613	1,321	3,110	3,112

Net income	976	2,341	5,581	5,285
Preferred stock dividend requirements	—	(14)	—	(42)

Net income available to common stockholders	$976	$2,327	$5,581	$5,243

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GROUP 1 SOFTWARE INC NEW - 8-K

Basic earnings per share	$0.07	$0.18	$0.40	$0.41

Diluted earnings per share	$0.06	$0.16	$0.35	$0.37

Basic weighted average shares outstanding	13,865	13,182	13,800	12,858

Diluted weighted average shares outstanding	15,766	14,959	15,821	14,376

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GROUP 1 SOFTWARE INC NEW - 8-K

GROUP 1 SOFTWARE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)

	December 31, 2003 (unaudited)	March 31, 2003

ASSETS
Current assets:
Cash and cash equivalents	$50,685	$56,475
Short-term investments, available-for-sale	7,801	7,712
Trade and installment accounts receivable, less allowance of $2,561 and $1,755	22,963	18,834
Deferred income taxes	1,886	2,130
Prepaid expenses and other current assets	4,335	4,067

Total current assets	87,670	89,218
Installment accounts receivable, long-term	11	39
Property and equipment, net	5,723	4,707
Computer software, net	25,458	23,490
Goodwill	24,287	12,716
Other assets	6,025	206

Total assets	$149,174	$130,376

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,926	$1,358
Current portion of note payable and capital lease obligations	457	371
Accrued expenses	10,720	7,033
Accrued compensation	8,093	9,454
Current deferred revenues	35,938	31,241

Total current liabilities	57,134	49,457
Note payable and capital lease obligations, net of current portion	443	350
Deferred revenues, long-term	1,863	315
Deferred income taxes	4,104	4,694

Total liabilities	63,544	54,816

Commitments and contingencies
Stockholders’equity:
6% cumulative convertible preferred stock $0.25 par value; 1,200 shares authorized; no shares issued (aggregate involuntary liquidation preference $950)	—	—
Common stock $0.50 par value; 200,000 and 50,000 shares authorized; 15,156 and 14,902 shares issued	7,578	7,451
Additional paid in capital	37,309	34,951
Retained earnings	43,200	37,619
Accumulated other comprehensive income	2,636	184
Less treasury stock, 1,271 and 1,246 shares, at cost	(5,093)	(4,645)

Total stockholders’ equity	85,630	75,560

Total liabilities and stockholders’ equity	$149,174	$130,376

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GROUP 1 SOFTWARE INC NEW - 8-K

Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 29, 2004

GROUP 1 SOFTWARE, INC.

By:	/s/ MARK D. FUNSTON

Name:	Mark D. Funston
Title:	Chief Financial Officer

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